Exhibit 10.4             Addendum to Q Series Bond




                                    ADDENDUM
                                    --------

                                  Q SERIES BOND



This addendum applies only to Q Series Bonds issued by Eagle Broadband, Inc. and will only apply to the first 100 Units on a first-come, first-serve basis unless extended, at the sole discretion of the company, or rescinded by the company - whichever comes first.

For a limited time only, Eagle Broadband will be willing to lower the conversion option price on the Q Series Bond from $0.75 to 5% over the 30-day average look-back closing trade price (at the time of purchase of Bond) for Eagle Broadband common shares as traded on the AMEX. In addition, the bondholder will earn 12% interest on the investment for a minimum of 12 months or until the common stock is converted, whichever occurs first. All other terms of the Q Series Bond remain unchanged as referenced in the Confidential Private Placement Memorandum for the Q Series Bond.

                                       1